EXHIBIT 10.4
SECOND LOAN MODIFICATION AGREEMENT

This Second Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of April 30, 2012 (the “Second Loan Modification Effective Date”), by and between (i) SILICON VALLEY BANK, a California corporation with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”), and (ii) GTT-EMEA, LTD., a private limited liability company incorporated and registered in England and Wales with offices located at 5th Floor, Morley House, 26 Holborn Viaduct, London EC1A 2AT (“EMEA”) PACKETEXCHANGE (IRELAND) LIMITED., a company incorporated and existing under the laws of Ireland with registered number 373202, and whose registered address is 24-26 City Quay, Dublin 2 Ireland (“PEIRL”) and PACKETEXCHANGE (EUROPE) LIMITED., a private limited company incorporated and registered in England and Wales under company number 05164474 (“PELTD”,  and together with EMEA and PEIRL, individually and collectively, jointly and severally, the “Borrower”).

1.           DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of June 29, 2011, evidenced by, among other documents, a certain Amended and Restated Loan and Security Agreement dated as of June 29, 2011, as further amended by a certain First Loan Modification Agreement, dated as of December 15, 2011, in each case between Borrower and Bank (as amended, the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.           DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by (a) the Collateral as described in the Loan Agreement and (b) the Intellectual Property Collateral as defined in each Intellectual Property Security Agreement between each Borrower and Bank (each, as amended, an “IP Agreement”) (together with any other collateral security granted to Bank, the “Security Documents”)

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.            DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting the following text appearing as Section 2.1.5 thereof:

“2.1.5           Term Loan.

(a)           Repayment.  Borrower is obligated to the Bank for the Term Loan 2011 (as defined in the Prior Loan Agreement and defined herein as the “Term Loan”), made by Bank to Borrower pursuant to the Prior Loan Agreement.  Borrower acknowledges that, as of the Effective Date, the outstanding principal amount of the Term Loan is $2,000,000.  Borrower acknowledges there is no additional availability under the Term Loan, and no amount of the Term Loan may be reborrowed.  Borrower shall repay the Term Loan (i) in sixty (60) equal installments of principal, based on a sixty (60) month amortization schedule, plus (ii) monthly payments of accrued interest (each such payment being a “Term Loan Payment”).  Beginning on the first Payment Date following the Funding Date each Term Loan Payment shall be payable on each successive Payment Date.  Borrower’s final Term Loan Payment, due on the Term Loan Maturity Date, shall include all outstanding principal and accrued and unpaid interest under the Term Loan.  Once repaid, the Term Loan may not be reborrowed.

(b)           Prepayment.  The Term Loan may be prepaid, in whole or in part prior to the Term Loan Maturity Date by Borrower, effective three (3) Business Days after written notice of such prepayment is given to Bank.  Notwithstanding any such prepayment, Bank’s lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations (other than inchoate indemnity obligations).  If such prepayment is at Borrower’s election or at Bank’s election due to the occurrence and continuance of an Event of Default, Borrower shall pay to Bank, in addition to the payment of any other expenses or fees then-owing, a prepayment premium in an amount equal to (i) if such prepayment occurs after the Effective Date but prior to the First Anniversary, two percent (2.00%) of the principal amount of the Term Loan Amount; (ii) if such prepayment occurs on or after the First Anniversary but prior to the Second Anniversary, one and one-half percent (1.50%) of the Term Loan Amount; (iii) if such prepayment occurs on or after the Second Anniversary but prior to the Third Anniversary, one percent (1.00%) of the Term Loan Amount; and (iv) if such prepayment occurs on or after the Third Anniversary, zero percent (0.00%); provided that no prepayment premium shall be charged if the Term Loan is replaced with a new facility from Bank or another division of Silicon Valley Bank.  Upon payment in full of the Obligations (other than inchoate indemnity obligations) and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall terminate and release its liens and security interests in the Collateral and all rights therein shall revert to Borrower.”

and inserting in lieu thereof the following:

“2.1.5           Term Loan.

(a)           Repayment.  Borrower is obligated to the Bank for the Term Loan.  Borrower acknowledges that, as of the Second Loan Modification Effective Date, the outstanding principal amount of the Term Loan is $1,666,666.70.  Borrower acknowledges there is no additional availability under the Term Loan, and no amount of the Term Loan may be reborrowed.  Borrower shall repay the Term Loan (i) in sixteen (16) equal installments of principal, based on a sixteen (16) quarter amortization schedule, plus (ii) quarterly payments of accrued interest (each such payment being a “Term Loan Payment”).   Borrower’s final Term Loan Payment, due on the Term Loan Maturity Date, shall include all outstanding principal and accrued and unpaid interest under the Term Loan.  Once repaid, the Term Loan may not be reborrowed.

(b)           Prepayment.  The Term Loan may be prepaid, in whole or in part prior to the Term Loan Maturity Date by Borrower, effective three (3) Business Days after written notice of such prepayment is given to Bank.  Notwithstanding any such prepayment, Bank’s lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations (other than inchoate liabilities, but including, without limitation, Obligations arising under the European Loan Agreement).  If such prepayment is at Borrower’s election or at Bank’s election due to the occurrence and continuance of an Event of Default, Borrower shall pay to Bank, in addition to the payment of any other expenses or fees then-owing, a prepayment premium in an amount equal to (i) if such prepayment occurs after the Second Loan Modification Effective Date but prior to the First Anniversary, two percent (2.00%) of the principal amount of the Term Loan Amount; (ii) if such prepayment occurs on or after the First Anniversary but prior to the Second Anniversary, one percent (1.00%) of the Term Loan Amount; and (iv) if such prepayment occurs on or after the Second Anniversary, zero percent (0.00%).  Notwithstanding the foregoing, no prepayment premium shall be charged if the Term Loan is replaced with a new facility from Bank or another division of Silicon Valley Bank.  Upon payment in full of the Obligations (other than inchoate liabilities, but including, without limitation, Obligations arising under the European Loan Agreement) and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall terminate and release its liens and security interests in the Collateral and all rights therein shall revert to Borrower.”

2	The Loan Agreement shall be amended by deleting the following text appearing as Section 2.3(a) thereof:

“(a)           Interest Rate.

(i)           Advances.  Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the Prime Rate plus two percent (2.00%); provided, however, during a Performance Pricing Period, the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the Prime Rate plus one percent (1.00%).  Such interest shall in any event be payable monthly, in arrears, in accordance with Section 2.3(f) below.

(ii)           Term Loan.  Subject to Section 2.3(b), the principal amount outstanding under the Term Loan  shall accrue interest at a floating per annum rate equal to the Prime Rate plus three and three-quarters percent (3.75%) provided, however, during a Performance Pricing Period, the principal amount outstanding under the Term Loan shall accrue interest at a floating per annum rate equal to the Prime Rate plus two and three-quarters percent (2.75%), which interest shall in any event be payable monthly.”

and inserting in lieu thereof the following:

“(a)           Interest Rate.

(i)           Advances.  Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the Prime Rate plus two and three-quarters percent (2.75%); provided, however, during a Performance Pricing Period, the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the Prime Rate plus one and three-quarters percent (1.75%).  Such interest shall in any event be payable monthly, in arrears, in accordance with Section 2.3(f) below.

(ii)           Term Loan.  Subject to Section 2.3(b), the principal amount outstanding under the Term Loan shall accrue interest at a floating per annum rate equal to the Prime Rate plus three and three-quarters percent (3.75%) provided, however, during a Performance Pricing Period, the principal amount outstanding under the Term Loan shall accrue interest at a floating per annum rate equal to the Prime Rate plus two and three-quarters percent (2.75%), which interest shall in any event be payable quarterly.”

3	The Loan Agreement shall be amended by deleting the following text appearing as Section 2.4(c) thereof:

“(c)           [Reserved];”

and inserting in lieu thereof the following:

“(c)           Unused Revolving Line Facility Fee.  A fee (the “Unused Revolving Line Facility Fee”), payable monthly, in arrears, on a calendar year basis, in an amount equal to one-quarter percent (0.25%) per annum of the average unused portion of the Revolving Line.  The unused portion of the Revolving Line, for purposes of this calculation, shall equal the difference between (x) the Revolving Line amount (as it may be reduced from time to time) and (y) the average for the period of the daily closing balance of the Revolving Line outstanding.  Borrower shall not be entitled to any credit, rebate or repayment of any Unused Revolving Line Facility Fee previously earned by Bank pursuant to this Section notwithstanding any termination of the Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder;”

4	The Loan Agreement shall be deleted by deleting the following text appearing as Section 6.2(a)(iii) thereof:

“(iii)           within thirty (30) days after the end of each month, monthly consolidated unaudited financial statements of EMEA and its direct and indirect Subsidiaries;”

and inserting in lieu thereof the following:

“(iii)           within thirty (30) days after the end of each month, monthly consolidated unaudited financial statements of EMEA and its direct and indirect Subsidiaries, and such other unaudited financial statements from the Guarantor as Bank shall require from time to time;”

5	The Loan Agreement shall be amended by deleting the following text appearing as Section 6.3(c) thereof:

“(c)           Collection of Accounts.  Borrower shall have the right to collect all Accounts, unless and until a Default or an Event of Default has occurred and is continuing.  All payments on, and proceeds of, Accounts shall be deposited directly by the applicable Account Debtor into a lockbox account, or such other “blocked account” as Bank may specify, pursuant to a blocked account agreement in form and substance satisfactory to Bank in its sole discretion.  Whether or not an Event of Default has occurred and is continuing, Borrower shall immediately deliver all payments on and proceeds of Accounts to an account maintained with Bank to be applied (i) prior to an Event of Default, to the Revolving Line pursuant to the terms of Section 2.5(b) hereof, and (ii) after the occurrence and during the continuance of an Event of Default, pursuant to the terms of Section 9.4 hereof; provided,however, during a Streamline Period, such payments and proceeds shall be transferred to an account of Borrower maintained at Bank.”

and inserting in lieu thereof the following:

“(c)           Collection of Accounts.  Borrower shall have the right to collect all Accounts, unless and until a Default or an Event of Default has occurred and is continuing.  All payments on, and proceeds of, Accounts shall be deposited directly by the applicable Account Debtor into a lockbox account, or such other “blocked account” as Bank may specify, pursuant to a blocked account agreement in form and substance satisfactory to Bank in its sole discretion.  Whether or not an Event of Default has occurred and is continuing, Borrower shall immediately deliver all payments on and proceeds of Accounts to the lockbox or such blocked account, to be transferred by Bank to an account of Borrower maintained at Bank; provided, that, in Bank’s sole discretion, such payments and proceeds may be applied to the Revolving Line pursuant to the terms of Section 2.5(b) hereof; and provided further, that after the occurrence and during the continuance of an Event of Default, such payments and proceeds shall be applied pursuant to the terms of Section 9.4 hereof.”

6	The Loan Agreement shall be amended by deleting Section 6.9 (Financial Covenants) thereof, and inserting in lieu thereof the following:

“6.9           Financial Covenants.

Maintain at all times, to be tested and certified as of the last day of each month, unless otherwise noted, on a consolidated basis, unless otherwise noted:

(a)           Liquidity.                      GTTI and its direct and indirect Subsidiaries shall at all times maintain unrestricted worldwide cash plus the unused availability under the Borrowing Base (the “Minimum Liquidity”) of at least Five Million Dollars ($5,000,000).

 (b)           Fixed Charge Coverage Ratio.  On a quarterly basis, as of the last day of each fiscal quarter of the Borrower, measured on a trailing three month basis, GTTI and its direct and indirect Subsidiaries shall maintain a ratio of (i) Free Cash Flow for such period divided by (ii) Fixed Charges of at least the following for the periods indicated below:

Quarterly Period Ending	Minimum Fixed Charge Coverage Ratio

June 30, 2012 and September 30, 2012	1.25:1.00

December 31, 2012, March 31, 2013	1.35:1.00

and June 30, 2013

September 30, 2013, and each quarterly period ending thereafter	1.50:1.00

(c)           Senior Leverage Ratio.  On a quarterly basis, as of the last day of each of the following fiscal quarters of Borrower, GTTI and its direct and indirect Subsidiaries shall maintain a ratio (the “Senior Leverage Ratio”) of (i) total Indebtedness of GTTI and its direct and indirect Subsidiaries owed to Bank divided by (ii) trailing twelve (12) months Free Cash Flow, not to exceed the following:

Quarterly Period Ending	Maximum Senior Leverage Ratio

June 30, 2012	2.50:1.00

September 30, 2012	2.50:1.00

December 31, 2012	2.25:1.00

March 31, 2013	2.25:1.00

June 30, 2013, and as of the last day of each quarterly period ending thereafter	2.00:1.00

; provided, that (i) for the quarterly period ending June 30, 2012, the trailing twelve (12) months Free Cash Flow will be calculated based on a trailing three (3) month basis, multiplied by four (4); (ii) for the quarterly period ending September 30, 2012, the trailing twelve (12) months Free Cash Flow will be calculated based on a trailing six (6) month basis, multiplied by two (2); and (iii) for the quarterly period ending December 31, 2012, the trailing twelve (12) months Free Cash Flow will be calculated based on a trailing nine (9) month basis, multiplied by four-thirds (4/3).”

7	The Loan Agreement shall be amended by inserting the following definitions, each in its appropriate alphabetical order, in Section 13.1 thereof:

“Second Loan Modification Effective Date” is April 30, 2012.”

8	The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

“First Anniversary” is the date that is 365 days after the Effective Date.

“Fixed Charges” are, for any period of measurement, the sum of Borrower’s (a) interest payments made to Bank, plus (b) any principal and interest payments on outstanding Indebtedness (including, without limitation, principal amortization and prepayments of the Term Loan but excluding payments of principal on the Revolving Line), plus (c) principal amortization of and interest payments on capitalized leases.

“Free Cash Flow” is, for any period of measurement, Cash Basis EBITDA minus taxes actually paid in cash.

“Performance Pricing Period” is, provided no Event of Default has occurred and is continuing, the period (i) commencing on the first (1st) day of the month following the Subject Month in which GTTI reports, for such Subject Month that GTTI and its direct and indirect Subsidiaries has maintained a Senior Leverage Ratio in an amount at all times equal to or less than 2.00:1.00, as confirmed by Bank, in good faith (the “Performance Pricing Threshold”); and (ii) terminating on the earlier to occur of (A) the occurrence of a Default or an Event of Default; and (B) the first (1st) day of the month following the Subject Month in which Borrower fails to maintain the Performance Pricing Threshold, as determined by Bank, in its reasonable discretion.  Upon the termination of a Performance Pricing Period, Borrower must maintain the Performance Pricing Threshold each consecutive day for a complete Subject Month, as determined by Bank, in good faith, prior to entering into a subsequent Performance Pricing Period.  Borrower shall give Bank prior-written notice of Borrower’s intention to enter into any such Performance Pricing Period.

“Revolving Line Maturity Date” is September 29, 2012.

“Senior Leverage Ratio” is, for any period of measurement, the sum of GTTI’s and its direct and indirect Subsidiaries’ Indebtedness owed to Bank divided by Cash Basis EBITDA.

“Term Loan Amount” is an aggregate amount equal to Two Million Dollars ($2,000,000) outstanding at any time.

“Term Loan Maturity Date” is the earliest of (a) June 1, 2016 or (b) the occurrence of an Event of Default.”

and inserting in lieu thereof the following:

““First Anniversary” is the date that is 365 days after the Second Loan Modification Effective Date.

“Fixed Charges” are, for any period of measurement, the sum of Borrower’s (a) interest payments made to Bank, plus (b) any principal and interest payments on outstanding Indebtedness (including, without limitation, principal amortization and prepayments of the Term Loan 2012 but excluding payments of principal on the Revolving Line), plus (c) principal amortization of and interest payments on capitalized leases.

“Free Cash Flow” is, for any period of measurement, the sum of (i) Net Income (calculated in accordance with GAAP; plus (ii) the following, in each case to the extent deducted from the calculation of Net Income: (a) Interest Expense; (b) non-cash foreign exchange losses; (c) tax expense; (d) depreciation and amortization expense; (e) non-cash stock compensation expense and non-cash warrant expense; (f) other non-cash and/or non-recurring items or expenses on a case-by-case- basis, in each case with the Bank’s prior written approval; and (g) one-time non-recurring expenses incurred with the nLayer Acquisition and the Second Loan Modification Agreement, in an aggregate amount not to exceed Six Hundred Eighty Thousand Dollars ($680,000) minus (iii) taxes actually paid in cash; minus (iv) unfinanced Capital Expenditures.  For the avoidance of doubt, nLayer Earnout Obligations will not be included in any calculation of “Fixed Charges”.

“Performance Pricing Period” is, provided no Event of Default has occurred and is continuing, the period (i) commencing on the first (1st) day of the month following the fiscal quarter in which GTTI reports that GTTI and its direct and indirect Subsidiaries has maintained a Senior Leverage Ratio in an amount at all times equal to or less than 2.00:1.00, as confirmed by Bank, in good faith (the “Performance Pricing Threshold”); and (ii) terminating on the earlier to occur of (A) the occurrence of a Default or an Event of Default; and (B) the first (1st) day of the month following the Subject Month in which Borrower fails to maintain the Performance Pricing Threshold, as determined by Bank, in its reasonable discretion.  Upon the termination of a Performance Pricing Period, Borrower must maintain the Performance Pricing Threshold each consecutive day for a complete fiscal quarter, as determined by Bank, in good faith, prior to entering into a subsequent Performance Pricing Period.  Borrower shall give Bank prior-written notice of Borrower’s intention to enter into any such Performance Pricing Period.

“Revolving Line Maturity Date” is April 30, 2016.

“Senior Leverage Ratio” is, for any period of measurement, the sum of GTTI’s and its direct and indirect Subsidiaries’ Indebtedness owed to Bank divided by Free Cash Flow (measured on a trailing twelve (12) month basis).

“Term Loan Amount” is an aggregate amount equal to One Million Six Hundred Sixty Six Thousand Six Hundred Sixty Seven Dollars ($1,666,667.00) outstanding at any time.

“Term Loan Maturity Date” is the earliest of (a) May 1, 2016 or (b) the occurrence of an Event of Default.”

9	The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

““Cash Basis EBITDA” is, for any period of measurement, EBITDA minus (a) unfinanced Capital Expenditures; plus (b) non-recurring cash expenses related to the PEX Acquisition approved by Bank, in its reasonable discretion, on a case-by-case basis.

“EBITDA” shall mean, for any period of measurement, (a) Net Income, plus (b) Interest Expense, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense, plus (d) income tax expense, plus (f) non-cash stock compensation expense, plus (g) at Bank’s discretion, other non-cash one-time charges reasonably acceptable to and approved by Bank, on a case-by-case basis.

“Leverage Ratio” is, for any period of measurement, the sum of Borrower’s Indebtedness divided by Cash Basis EBITDA.

“Streamline Period” is, provided no Default or Event of Default has occurred and is continuing, the period (i) beginning on the first (1st) day in which Borrower has, for each consecutive day in the immediately preceding thirty (30) day period, maintained unrestricted cash plus the unused Availability Amount, as determined by Bank, in good faith, in an amount at all times greater than One Million Five Hundred Dollars ($1,500,000) (the “Streamline Balance”); and (ii) ending on the earlier to occur of (A) the occurrence of a Default or an Event of Default; and (B) the first day thereafter in which Borrower fails to maintain the Streamline Balance, as determined by Bank, in good faith. Testing for the Streamline Period shall include the period that is thirty (30) days prior to the Effective Date. Upon the termination of a Streamline Period, Borrower must maintain the Streamline Balance each consecutive day for thirty (30) consecutive days, as determined by Bank, in good faith, prior to entering into a subsequent Streamline Period.  Borrower shall give Bank prior-written notice of Borrower’s intention to enter into any such Streamline Period.

“Third Anniversary” is the date that is 365 days after the Second Anniversary.”

10	The Compliance Certificate attached as Exhibit B to the Loan Agreement is hereby deleted and shall be replaced with Exhibit A attached hereto.

4.           CONDITIONS PRECEDENT.  As a condition precedent to the effectiveness of this Loan Modification Agreement and the Bank’s obligation to make further Advances under the Revolving Line, the Bank shall have received the following documents prior to or concurrently with this Agreement, each in form and substance satisfactory to the Bank:

A.
Copies, certified by a duly authorized officer of each Borrower, to be true and complete as of the date hereof, of each of (i) the governing documents of each Borrower, respectively, as in effect on the date hereof (but only to the extent modified since last delivered to the Bank), (ii) the resolutions of each Borrower, respectively, authorizing the execution and delivery of this Loan Modification Agreement, the other documents executed in connection herewith and each Borrower’s respective performance of all of the transactions contemplated hereby (but only to the extent required since last delivered to Bank), and (iii) an incumbency certificate giving the name and bearing a specimen signature of each individual who shall be so authorized (but only to the extent any signatories have changed since such incumbency certificate was last delivered to Bank); and

B.	Such other documents as Bank may reasonably request.

5.           CONDITION SUBSEQUENT.  On or before May 11, 2012 (or such later date as Bank shall determine, in its sole discretion, Borrower shall deliver to Bank updated evidence of insurance for each Borrower and each Guarantor, in each case acceptable to Bank, in its reasonable discretion.

6.           FEES.    Borrower shall reimburse Bank for all legal fees and expenses incurred in connection with the Existing Loan Documents and this Loan Modification Agreement.

7.           RATIFICATION OF IP AGREEMENTS.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of each IP Agreement, and acknowledges, confirms and agrees that each respective IP Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined in each such IP Agreement as otherwise supplemented by the Loan Agreement and any Perfection Certificate related thereto, shall remain in full force and effect.  Notwithstanding the terms and conditions of each IP Agreement, the Borrower shall not register any Copyrights or Mask Works in the United States Copyright Office unless it: (i) has given at least fifteen (15) days’ prior-written notice to Bank of its intent to register such Copyrights or Mask Works and has provided Bank with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (ii) executes a security agreement or such other documents as Bank may reasonably request in order to maintain the perfection and priority of Bank’s security interest in the Copyrights proposed to be registered with the United States Copyright Office; and (iii) records such security documents with the United States Copyright Office contemporaneously with filing the Copyright application(s) with the United States Copyright Office.  Borrower shall promptly provide to Bank a copy of the Copyright application(s) filed with the United States Copyright Office, together with evidence of the recording of the security documents necessary for Bank to maintain the perfection and priority of its security interest in such Copyrights or Mask Works.  Borrower shall provide written notice to Bank of any application filed by Borrower in the United States Patent Trademark Office for a patent or to register a trademark or service mark within fifteen (15) days of any such filing.

8.           ADDITIONAL COVENANTS: RATIFICATION OF PERFECTION CERTIFICATE.  Borrower is not a party to, nor is bound by, any license or other agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with the Bank’s right to sell any Collateral.  Borrower shall provide written notice to Bank within ten (10) days of entering or becoming bound by any such license or agreement (other than over-the-counter software that is commercially available to the public).  Borrower shall take such steps as Bank requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (x) all such licenses or contract rights to be deemed “Collateral” and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or agreement (such consent or authorization may include a licensor’s agreement to a contingent assignment of the license to Bank if Bank determines that is necessary in its good faith judgment), whether now existing or entered into in the future, and (y) Bank to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Bank’s rights and remedies under the Loan Agreement and the other Loan Documents.  In addition, the Borrower hereby certifies that no Collateral with a value greater than Twenty-Five Thousand Dollars ($25,000)  in the aggregate is in the possession of any third party bailee (such as at a warehouse).  In the event that Borrower, after the date hereof, intends to store or otherwise deliver the Collateral with a value in excess of Twenty-Five Thousand Dollars ($25,000), in the aggregate to such a bailee, then Borrower shall first receive, the prior written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate, dated as of June 29, 2011, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in the Perfection Certificate remain true and correct in all material respects as of the date hereof.

9.           CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

10.           RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

11.   NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

12.           CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to waive the Existing Defaults pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future waivers or any other modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

13.           JURISDICTION/VENUE.  Section 11 of the Loan Agreement is hereby incorporated by reference.

14.           COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Loan Modification Agreement to be executed as of the date first above written.

BORROWER:

GTT-EMEA, LTD. By /s/ Richard D. Calder, Jr. Name: Richard D. Calder, Jr. Title: President and Chief Executive Officer	PACKETEXCHANGE (EUROPE) LTD. By /s/ Richard D. Calder, Jr. Name: Richard D. Calder, Jr. Title: President and Chief Executive Officer
PACKETEXCHANGE (IRELAND) LIMITED By /s/ Richard D. Calder, Jr. Name: Richard D. Calder, Jr. Title: President and Chief Executive Officer

BANK:

SILICON VALLEY BANK

By   /s/ Chris Leary
Name:  Chris Leary
Title:    Relationship Manager

The undersigned, President and Chief Executive Officer of GTT Global Telecom Government Services, LLC, a Virginia limited liability company and wholly owned Subsidiary of GTTA, ratifies, confirms and reaffirms, all and singular, the terms and conditions of (i) a certain Unconditional Guaranty dated as of June 29, 2011 (the “Guaranty”) and (ii) a certain Second Amended and Restated Security Agreement dated as of the date hereof (the “Security Agreement”) and acknowledges, confirms and agrees that the Guaranty and the Security Agreement shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.

By  /s/ Richard D. Calder, Jr.
Name: Richard D. Calder, Jr.
Title:   President and Chief Executive Officer

The undersigned, President and Chief Executive Officer of TEK Channel Consulting, LLC, a Colorado limited liability company and wholly owned Subsidiary of GTTA, ratifies, confirms and reaffirms, all and singular, the terms and conditions of (i) a certain Unconditional Guaranty dated as of June 29, 2011 (the “Guaranty”) and (ii) a certain Second Amended and Restated Security Agreement dated as of the date hereof (the “Security Agreement”) and acknowledges, confirms and agrees that the Guaranty and the Security Agreement shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.

By /s/ Richard D. Calder, Jr.
Name: Richard D. Calder, Jr.
Title: President and Chief Executive Officer

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	GTT-EMEA, LTD. et al.

The undersigned authorized officer of GTT-EMEA, LTD. (a “Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) each Borrower, and each of its respective Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state, national and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against any Borrower or any of its respective Subsidiaries, if any, relating to unpaid employee payroll or benefits of which any Borrower has not previously provided written notification to Bank.  Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly consolidated unaudited financial statements of EMEA and its direct and indirect Subsidiaries with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within150 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings, Deferred Revenue report	Monthly within 15 days	Yes No
Transaction Reports	Monthly within 20 days and with each request for a Credit Extension	Yes No
Projections	FYE within 45 days and as amended or updated	Yes No

The following Intellectual Property was registered and/or the following Governmental Approvals were obtained after the Effective Date (if no registrations or approvals, state “None”)
 ____________________________________________________________________________

Financial Covenant	Required	Actual	Complies
Maintain as indicated:
Minimum Liquidity (at all times certified monthly)	$5,000,000	$_______	Yes No
Minimum Fixed Charge Coverage Ratio (tested quarterly, on a T3M basis	*	_____:1.0	Yes No
Senior Leverage Ratio	**	_____:1.0	Yes No

*           See Section 6.9(b) of the Loan Agreement
**           See Section 6.9(c) of the Loan Agreement

Performance Pricing		Applies

Senior Leverage Ratio < 2.00:1.00	Prime + 1.75% (Revolving Line); Prime + 3.50% (Term Loan)	Yes No
Senior Leverage Ratio > 2.00:1.00	Prime + 2.75% (Revolving Line); Prime + 4.00% (Term Loan)	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

GTT-EMEA, LTD. et al. By: Name: Title:	BANK USE ONLY Received by: _____________________ authorized signer Date: Verified: authorized signer Date: Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

I.           Liquidity (Section 6.9(a))

Required:    GTTI and its direct and indirect Domestic Subsidiaries shall at all times maintain unrestricted worldwide cash plus the unused availability under the Borrowing Base (the “Minimum Liquidity”) of at least Five Million Dollars ($5,000,000)

Actual:

A.	Aggregate value of the unrestricted worldwide cash of GTTI and its direct and indirect Domestic Subsidiaries	$
B.	Aggregate value of the unused availability under the Borrowing Base	$
C.	LIQUIDITY (line A plus line B)	$

Is line C equal to or greater than $5,000,000?

 ________ No, not in compliance                                                                                ________ Yes, in compliance

II.           Fixed Charge Coverage Ratio. (Section 6.9(b))

Required:    Maintain, on a quarterly basis, as of the last day of each fiscal quarter of the Borrower, measured on a trailing three month basis, GTTI and its direct and indirect Subsidiaries shall maintain a ratio of (i) Free Cash Flow for such period divided by (ii) Fixed Charges of at least the following for the periods indicated below:

Quarterly Period Ending	Minimum Fixed Charge Coverage Ratio

June 30, 2012 and September 30, 2012	1.25:1.00

December 31, 2012, March 31, 2013 and June 30, 2013	1.35:1.00

September 30, 2013, and each quarterly period ending thereafter	1.50:1.00

Actual: All amounts measured on a trailing three month basis:

A.	Net Income (calculated in accordance with GAAP	$ _________
B.	To the extent deducted from the calculation of Net Income:	$ _________
	1. Interest Expense	$ _________
	2. Non-cash foreign exchange losses	$ _________
	3. Tax expense	$ _________
	4. Depreciation and amortization expense	$ _________
	5. Non-cash stock compensation expense and non-cash warrant expense	$ _________
	6. Other non-cash and/or non-recurring items or expenses on a case-by-case- basis, in each case with the Bank’s prior written approval	$ _________
	7. One-time non-recurring expenses incurred with the nLayer Acquisition and the Second Loan Modification Agreement	$ _________
C.	ADJUSTED NET INCOME (line A plus the sum of lines B.1 through B.7)	$ _________
D.	Taxes actually paid in cash	$ _________
E.	Unfinanced Capital Expenditures	$ _________
F.	FREE CASH FLOW (line C minus line D minus line E)	$ _________
G.	Fixed Charges	$ _________
H.	FIXED CHARGE COVERAGE RATIO (line F divided by line G)	_________:1.00

Is line H equal to or greater than  ________:1.00

 ________ No, not in compliance                                                   ________ Yes, in compliance

1

III.           Senior Leverage Ratio. (Section 6.9(c))

Required:    On a quarterly basis, as of the last day of each of the following fiscal quarters of Borrower, GTTI and its direct and indirect Subsidiaries shall maintain a ratio (the “Senior Leverage Ratio”) of (i) total Indebtedness of GTTI and its direct and indirect Subsidiaries owed to Bank divided by (ii) trailing twelve (12) months Free Cash Flow, not to exceed the following:

Quarterly Period Ending	Maximum Senior Leverage Ratio

June 30, 2012	2.50:1.00

September 30, 2012	2.50:1.00

December 31, 2012	2.25:1.00

March 31, 2013	2.25:1.00

June 30, 2013, and as of the last day of each quarterly period ending thereafter	2.00:1.00

; provided, that (i) for the quarterly period ending June 30, 2012, the trailing twelve (12) months Free Cash Flow will be calculated based on a trailing three (3) month basis, multiplied by four (4); (ii) for the quarterly period ending September 30, 2012, the trailing twelve (12) months Free Cash Flow will be calculated based on a trailing six (6) month basis, multiplied by two (2); and (iii) for the quarterly period ending December 31, 2012, the trailing twelve (12) months Free Cash Flow will be calculated based on a trailing nine (9) month basis, multiplied by four-thirds (4/3).

Actual - all amounts measured and calculated as indicated above:

A.	Total Indebtedness of Borrower and its respective Subsidiaries owed to Bank	$ _________
B.	Free Cash Flow (from line II.F above)	$ _________
C.	MAXIMUM SENIOR LEVERAGE RATIO (line A divided by line B)	_________:1.00

Is line C equal to or less than  ________1:00?

 ________ No, not in compliance                                                               ________ Yes, in compliance

2